UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 21, 2014
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Independent Directors
On October 21, 2014, the board of directors appointed Kathy Savitt, chief marketing officer of Yahoo! Inc., and Dhiren Fonseca, former chief commercial officer of Expedia, Inc., to the Company’s and its subsidiaries’ boards of directors effective immediately.
Savitt and Fonseca will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, each will receive a prorated annual retainer of $22,500 for service on the Company’s and its subsidiaries’ boards of directors from their appointment date through the Company’s 2015 annual meeting of stockholders. In addition, under the Company’s 2008 Performance Incentive Plan, Savitt and Fonseca will receive a grant of common stock, with the number of shares to be awarded under the grant determined by dividing $37,500 by the closing price of the Company’s common stock on the date of the grant by the compensation committee of the Company’s board of directors, expected to take place on November 4, 2014.
ITEM 7.01 Regulation FD Disclosure.
On October 27, 2014, the Company issued a press release announcing the appointment of Kathy Savitt and Dhiren Fonseca to the board of directors. The press release is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits.
Exhibit 99.1 Press Release dated October 27, 2014
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: October 27, 2014

/s/ Herman L. Wacker
Herman L. Wacker
Vice President, Legal and General Counsel